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                                  EXHIBIT 99.2


                           PAPYRUS DESIGN GROUP INC.
                             1992 STOCK OPTION PLAN
                 AMENDED AND RESTATED AS OF SEPTEMBER 15, 1993

1.       ADMINISTRATION OF PLAN

         This Plan is intended to provide for the grant of stock options to persons whose contributions are important to the success of Papyrus Design Group Inc. (the "Company"). This Plan shall be administered by the Board of Directors of the Company. The Board of Directors is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to approve and ratify the form of agreement pursuant to which options may be granted under the Plan, and to make all other determinations necessary or advisable for its administration. The Board of Directors may delegate to a committee thereof any or all of its powers and authority with respect to the administration of the Plan, and all references herein to the Board of Directors shall be deemed to include any such committee.

2.       SHARES COVERED BY PLAN

         The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, no par value per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 3,500 shares of Common Stock, subject to equitable adjustment for any stock dividends, stock splits, combinations or other recapitalizations of the Common Stock. Any such shares may be issued as ISOs or Non-Qualified Options, so long as the number of shares so issued does not exceed such number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to Section 14. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such options shall again be available for grants of stock options under the Plan. Shares covered by unexercised options that are no longer exercisable because such options have been terminated or expire or lapse without being exercised (in whole or in part) shall continue to be available for issuance under options granted under the Plan for purposes of applying the foregoing limitation. Shares delivered on exercise of options may be made available from authorized and unissued Common Stock or from Common Stock held in the treasury of the Company.
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3.       ELIGIBILITY

         The Board of Directors may grant stock options under the Plan to employees, directors and officers of the Company and to consultants, advisors and other persons whose contributions are important to the success of the Company. Incentive Stock Options ("ISOs") may be granted to any employee of the Company. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company. The Board may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any stock options to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of stock options.

4.       GRANT OF OPTIONS

         The recipients or options granted under the Plan, the number of shares to be covered by each option, and the exercise price, vesting terms, if any, duration and other terms of each option (not inconsistent with the Plan) shall be determined by the Board of Directors (or any committee) and shall be set forth in a written agreement between the Company and the optionee. The terms of such agreement shall be approved or ratified by the Board of Directors.

5.       OPTION AGREEMENTS

         Each person to whom an option is granted shall enter into a written agreement with the Company setting forth the terms and conditions of the option granted to him or her.

6.       DURATION OF OPTIONS

         No option granted under the Plan shall be exercisable more than ten years and one month from the date as of which the option agreement is executed or the option is granted, whichever is later.

7.       RIGHTS AS A STOCKHOLDER

         An optionee shall have no rights as a stockholder with respect to any shares covered by his or her options until he or she shall have paid the exercise price of the option and shall have become the holder of record of such shares, and no adjustment shall be made, except adjustments for changes in capitalization pursuant to Section 8 hereof, for dividends (whether in cash, securities or other property) or distributions or



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other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

8.       EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

         If there is any change in the shares of Common Stock of the Company through the declaration of stock dividends or through recapitalization resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of shares available for options, the exercise price of outstanding options, and the number of shares subject to any option shall be appropriately and equitably adjusted by the Board of Directors, and in their discretion, in such cases, fractional parts of shares may be disregarded.

9.       AMENDMENT AND DISCONTINUANCE

         The Board of Directors may from time to time alter or suspend and at any time discontinue the Plan. However, no action of the Board of Directors may alter or impair an optionee's rights under any outstanding option previously granted under the Plan without the consent of the holder of the option.

10.      GRANTING OF STOCK OPTIONS

         Stock Options may be granted under the Plan at any time on or after June 30, 1992, and prior to June 30, 2002. The date of grant of stock options under the Plan will be the date specified by the Board or Committee at the time it grants the stock options; provided, however, that such date shall not be prior to the date on which the Board or Committee acts to approve the grant. The Board or Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non- Qualified Option pursuant to
Section 15.

11.      MINIMUM OPTION PRICE; ISO LIMITATIONS

         A. Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non- Qualified Option granted under the Plan shall in no event be less than fifty (50%) percent of the fair market value per share of Common Stock on the date of such grant.

         B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per



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share specified in the agreement relating to such ISO shall not be less than
110% of the fair market value per share of Common Stock on the date of grant.

         C. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be treated as Non-Qualified Options as to the amount over the $100,000 annual vesting limitation.

12.      OPTION DURATION

         Subject to earlier termination as provided in Sections 18 and 23, each Option shall expire on the date specified by the Board or Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
Subject to earlier termination as provided in Sections 18 and 23, the term of each ISO shall be the term set forth in the original agreement granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 15.

13.      DEATH; DISABILITY

         A. Death. If an optionee ceases to be employed by the Company by reason of his death, any option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the option or 180 days from the date of the optionee's death.

         B. Disability. If an optionee ceases to be employed by the Company by reason of his disability, he shall have the right to exercise any option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the option or 180 days from the date of the termination of the optionee's employment or engagement. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Internal Revenue Code or successor statute.



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14.      TERM AND AMENDMENT OF PLAN

         This Plan was adopted by the Board as of June 30, 1992, subject (with respect to the validation of options granted under the Plan) to approval of the Plan by the stockholders of the Company at the next meeting of stockholders or, in lieu thereof, by unanimous written consent. If the approval of stockholders is not obtained by June 30, 1993, any grants of Options under the Plan made prior to that date will be rescinded. The Plan shall expire on June 30, 2002 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 8); (b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of
Section 11 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 8); and
(d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Section 14, in no event may action of the Board or stockholders alter or impair the rights of an optionee, without his consent, under any stock options previously granted to him.

15.      CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS

         The Board or Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board or Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or Committee takes appropriate action. The Board or Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.





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16.      DETERMINATION OF FAIR MARKET VALUE

         If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, revenues and earnings of the Company for the most recent twelve-month period, projected revenues and earnings of the Company for the next twelve-month period, discounted positive cash flow of the Company and other pertinent factors determined by the Board.

17.      EXERCISE OF OPTION

         Subject to the provisions of Sections 13, 15, 18 and 19, each Option granted under the Plan shall be exercisable as follows:

         A. Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify.

         B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board or as otherwise provided in this Plan.

         C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

         D. Acceleration of Vesting. Subject to any accounting considerations with respect to "Accounting for Business Combinations" pursuant to Accounting Principles Board Opinion No. 16, the Board shall have the right to accelerate the date of exercise





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of any installment of any Option; provided that the Board shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 15) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 11(C).

18.      TERMINATION OF EMPLOYMENT

         Subject to Sections 19 and 22 below, if an ISO optionee ceases to be employed by the Company other than by reason of death or disability as defined in Section 13, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety (90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 15. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company, so long as the optionee continues to be an employee of the Company. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment or other service by the Company for any period of time.

19. EXERCISE OF OPTION BEFORE INITIAL PUBLIC OFFERING OR ACQUISITION BY A THIRD PARTY

         Prior to the consummation of a public offering of shares of Common Stock of the Company or prior to an acquisition of the Company by a third party, if an Optionee should leave the Company for any reason other than "Cause" (as set forth in Section 23), the Company may elect to either permit the exercise of the Option or to make a cash payment (pursuant to a promissory note if so elected by the Company) to the Optionee equal to the difference between the Option exercise price and the fair market value of the vested portion of the Option. The fair market value shall be determined by the Board of Directors pursuant to Section 16. This Section shall expire upon consummation of a public offering of shares of Common Stock of the Company or immediately prior to an acquisition of the Company by a third party. If



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the Optionee is terminated for "Cause" (as set forth in Section 23), no portion of the Option shall be exercisable.

20.      ASSIGNABILITY

         No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or in the case of Non-Qualified Options only, pursuant to a valid domestic relations order, and during the lifetime of the optionee each Option shall be exercisable only by him or her.

21.      CONSOLIDATIONS OR MERGER

         If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), may, as to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) terminate all Options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any Optionee for that portion of any Option which has otherwise vested and become exercisable prior to the Acquisition). The foregoing actions are subject in all instances to any accounting considerations for any acquisition which is treated as a "pooling of interests" transaction pursuant to the Accounting Principle Board (APB) Opinion No. 16 if any discretionary action by the Board would otherwise violate accounting rules for treatment of the Acquisition as a "pooling of interests" under APB No. 16.

22.      WITHHOLDING OF ADDITIONAL INCOME TAXES

         Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Section 15), the making of a distribution or other payment with respect to such stock or securities, or the vesting or transfer of restricted



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Common Stock acquired on the exercise of a stock right hereunder, the Company may withhold income and/or employment taxes in respect of amounts that constitute compensation includible in gross income, or otherwise treated by law as wages for withholding for income or employment tax purposes. The Board in its discretion may condition the exercise of an Option on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Company, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of the Option, shares having an aggregate fair market value equal to the amount of such withholding taxes. The use of any method of payment other than by cash or check in some cases may require or cause additional withholding obligations.

23.      NO EXERCISE OF OPTION IF ENGAGEMENT OR EMPLOYMENT TERMINATED FOR CAUSE

         If the employment of the Optionee is terminated for "Cause," this option shall terminate on the date of such termination and this option shall thereupon not be exercisable to any extent whatsoever. "Cause" is conduct, as determined by the Board of Directors, involving one or more of the following:
(i) gross misconduct by the Employee which is injurious to the Company, or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in economic loss, damage or injury to the Company, or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition or nondisclosure covenant or assignment of inventions obligation with the Company, or (iv) the commission of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company, or (v) the conviction of the Employee of a felony involving any financial impropriety or which would materially interfere with the Employee's ability to perform his or her services or which would otherwise be injurious to the Company, or (vi) the failure of the Optionee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this Section 23, termination of employment shall be deemed to occur when the Optionee receives notice that his or her employment is terminated.



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24.      ACCELERATION AND VESTING OF OPTION FOR BUSINESS COMBINATIONS

         Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business (an "Acquisition"), then the remaining unvested portions of any Option outstanding to any Optionee shall, immediately prior to the consummation of any of the foregoing events, become vested and immediately exercisable by the Optionee according to the following formula and dependent upon the length of the Optionee's continuous months of employment or engagement by the Company prior to the consummation of the Acquisition:

                  (i) If the Optionee has been employed by the Company for 24 months or more, then 100% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                 (ii) If the Optionee has been employed by the Company for more than 20 but less than 24 months, then 80% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                (iii) If the Optionee has been employed by the Company for more than 18 but less than 20 months, then 70% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                 (iv) If the Optionee has been employed by the Company for more than 15 but less than 18 months, then 50% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                  (v) If the Optionee has been employed by the Company for more than 12 but less than 15 months, then 35% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                 (vi) If the Optionee has been employed by the Company for more than 6 but less than 12 months, then 20% of the remaining unvested portion of any Option held by such Optionee shall become fully vested and exercisable.

                (vii) If the Optionee has been employed by the Company for less than 6 months, then no portion of the remaining unvested portion of any Option held by such Optionee shall become vested and exercisable.

         Notwithstanding the preceding clauses (i) - (vii), as to any Optionee, the remaining unvested portion of any Option held by such Optionee shall become vested





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and exercisable in the event of an Acquisition if the acceleration of such vesting is otherwise set forth in any employment agreement or offer of employment with such person and which such offer is executed at the time of initial employment of the optionee.

         This Section shall not apply to any merger of Company with any affiliated entity or corporation controlled by, or under common control with, the principal stockholders of the Company, or any merger or consolidation due to a change in the state of incorporation of the Company.

25.      GOVERNING LAW; CONSTRUCTION

         The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.



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